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                                                                    EXHIBIT 23-B

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 11, 1995 which appears on page F-31 of the Definitive Joint Management Information Circular and Proxy Statement of Digicon Inc. and Veritas Energy Services Inc. dated July 19, 1996. We also Consent to the references to us under the heading "Experts" in such prospectus.

                                          PRICE WATERHOUSE
                                          Chartered Accountants

Calgary, Alberta
September 19, 1996